UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 11, 2013

Rambus Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700, Sunnyvale, California 94089
(Address of principal executive offices, including ZIP code)

(408) 462-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Settlement Agreement

On June 11, 2013, Rambus Inc. (“Rambus”), SK hynix Inc. (“SK Hynix”) and certain related entities of SK Hynix entered into a Settlement Agreement (the “Settlement Agreement”), pursuant to which the parties have agreed that they will release all claims against each other with respect to all outstanding litigation between them and certain other potential claims.  Pursuant to the Settlement Agreement, Rambus and SK Hynix entered into a Semiconductor Patent License Agreement on June 11, 2013 (the “License Agreement”), under which SK Hynix licenses from Rambus non-exclusive rights to certain Rambus patents and has agreed to pay Rambus cash amounts equal to $12,000,000 per quarter, commencing in the quarter ending September 30, 2013, over the next five years, as described in more detail under “License Agreement” below.

License Agreement

Under the License Agreement, Rambus has granted to SK Hynix (i) a paid-up perpetual patent license for certain identified SK Hynix DRAM products  and (ii) a five-year term patent license to all other DRAM and other semiconductor products.  Each license is a non-exclusive, non-transferable, royalty-bearing, worldwide patent license, without the right to sublicense, solely under the applicable patent claims of Rambus for such licensed products, to make (including have made), use, sell, offer for sale and/or import such licensed products until the expiration or termination of the license pursuant to the terms of the License Agreement.  The License Agreement requires that SK Hynix pay Rambus cash payments over the next five years of a fixed amount of $12,000,000 each quarter, commencing in the quarter ending September 30, 2013.  In addition, additional payments or certain adjustments to the payments by SK Hynix to Rambus under the License Agreement may be due for certain acquisitions of businesses or assets by SK Hynix involving licensed products.  The License Agreement and the licenses granted thereunder may be terminated upon a material breach by a party of its obligations under the agreement, a bankruptcy event involving a party or a change of control of SK Hynix subject to certain conditions.

The foregoing descriptions of the Settlement Agreement and the License Agreement are qualified in their entirety by reference to the full text of the agreements which Rambus intends to file with the Securities and Exchange Commission as exhibits to the applicable periodic report.  Rambus also intends to seek confidential treatment of certain terms of the agreements in connection with the filing of such agreements in accordance with the procedures of the Securities and Exchange Commission.

A copy of the joint press release issued by the Company and SK Hynix relating to the matters discussed above is attached hereto as Exhibit 99.1 and is incorporated by reference herein.  The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits
99.1	Joint Press Release of Rambus and SK Hynix, issued on June 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2013	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Joint Press Release of Rambus and SK Hynix, issued on June 11, 2013.